Exhibit 4.1

RECORDING REQUESTED BY RECORDED MAIL TO:

U.S. BANK NATIONAL ASSOCIATION

633 W. FIFTH STREET, 24TH FLOOR

LOS ANGELES, CA 90071

ATTN: CORPORATE TRUST SERVICES

Index as a UCC Filing and an Indenture

This is a Security Agreement and a Mortgage of Chattels

as well as a Mortgage of Real Estate and Other Property

FIFTIETH SUPPLEMENTAL INDENTURE

FROM

SAN DIEGO GAS & ELECTRIC COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

****************

Dated as of May 19, 2005

TABLE OF CONTENTS *

*	For convenience only and not part of the Fiftieth Supplemental Indenture

THIS FIFTIETH SUPPLEMENTAL INDENTURE IS A SECURITY

AGREEMENT AND A MORTGAGE OF CHATTELS AS WELL AS

A MORTGAGE OF REAL ESTATE AND OTHER PROPERTY

THIS FIFTIETH SUPPLEMENTAL INDENTURE, dated as of the nineteenth day of May, 2005, by and between SAN DIEGO GAS & ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of California, having its principal office in that State in the City of San Diego (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a banking association duly organized under an act known as the “National Bank Act”, of the United States of America, having a corporate trust office in the City of Los Angeles, State of California, as Trustee (the “Trustee”).

WHEREAS, the Company executed and delivered a Mortgage and Deed of Trust (the “Original Indenture”), dated July 1, 1940, to The Bank of California, National Association, as predecessor trustee to Bankers Trust Company of California, National Association, as predecessor trustee to First Trust of California, National Association, (subsequently renamed U.S. Bank Trust National Association) as predecessor trustee to the Trustee, to secure payment of the principal of and the interest on all bonds of the Company at any time outstanding thereunder according to their tenor and effect, and to provide the terms and provisions with respect to its First Mortgage Bonds, 3 3/8% Series due July 1, 1970, issued in the aggregate principal amount of $16,000,000 and heretofore retired; and

WHEREAS, the Company executed and delivered to the then current trustee, a First Supplemental Indenture dated as of December 1, 1946, a Second Supplemental Indenture dated as of March 1, 1948, a Third Supplemental Indenture dated as of April 1, 1952, a Fourth Supplemental Indenture dated as of April 1, 1954, a Fifth Supplemental Indenture dated as of October 1, 1955, a Sixth Supplemental Indenture dated as of October 1, 1957, a Seventh Supplemental Indenture dated as of October 1, 1960, an Eighth Supplemental Indenture dated as of March 1, 1967, a Tenth Supplemental Indenture dated as of December 1, 1968, an Eleventh Supplemental Indenture dated as of February 1, 1970, a Twelfth Supplemental Indenture dated as of September 1, 1971, a Thirteenth Supplemental Indenture dated as of January 15, 1974, a Fourteenth Supplemental Indenture dated as of December 15, 1974, a Fifteenth Supplemental Indenture dated as of May 1, 1975, a Seventeenth Supplemental Indenture dated as of July 15, 1976, an Eighteenth Supplemental Indenture dated as of March 15, 1977, a Nineteenth Supplemental Indenture dated as of May 1, 1978, a Twentieth Supplemental Indenture dated as of March 15, 1980, a Twenty-First Supplemental Indenture dated as of August l, 1980, a Twenty-Second Supplemental Indenture dated as of July 15, 1981, a Twenty-Third Supplemental Indenture dated as of January 15, 1982, a Twenty-Fourth Supplemental Indenture dated as of August 16, 1982, a Twenty-Fifth Supplemental Indenture dated as of August 16, 1982, a Twenty-Sixth Supplemental Indenture dated as of August 16, 1982, a Twenty-Seventh Supplemental Indenture dated as of June 2, 1983, a Twenty-Eighth Supplemental Indenture dated as of July 15, 1983, a Twenty-Ninth Supplemental Indenture dated as of September 1, 1983, a Thirty-First, Supplemental Indenture dated as of May 1, 1984, a Thirty-Second Supplemental Indenture dated as of December 1984, a Thirty-Third Supplemental Indenture dated as of September 1, 1985, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1985, a Third-Fifth Supplemental Indenture dated as of July 1, 1986, a Thirty-Sixth Supplemental Indenture dated as of December 1, 1986, a Thirty-Seventh Supplemental Indenture dated as of September 1, 1987, a Thirty-Eighth Supplemental Indenture dated as of April 15, 1990, a Thirty-Ninth Supplemental Indenture dated as of December 1, 1991, a Fortieth Supplemental Indenture dated as of April 1, 1992, a Forty-First Supplemental Indenture dated as of June 15, 1992, a Forty-Second Supplemental Indenture dated as of September 1, 1992, a Forty-Third Supplemental Indenture dated as of December 1, 1992, a Forty-Fourth Supplemental Indenture dated as of April 1, 1993, a Forty-Fifth Supplemental Indenture dated as of June 1, 1993, a Forty-Sixth Supplemental Indenture dated as of July 1, 1993, a Forty-Seventh Supplemental Indenture dated as of June 1, 1995 and a Forty-Eighth Supplemental Indenture dated as of June 1, 1995, a Forty-Ninth Supplemental Indenture dated as of June 1, 2004, whereby, among other things, the Company set forth certain of the particulars of the Bonds of series designated “First Mortgage Bonds, 2 3/4% Series due December 1, 1981” issued in the aggregate principal amount of $2,800,000; “First Mortgage Bonds, Series C due 1978” issued in the aggregate principal amount of $10,000,000; “First Mortgage Bonds, Series D due 1982” issued in the aggregate principal amount of $512,000,000; “First Mortgage Bonds, Series E due 1984” issued; in the aggregate principal amount of $17,000,000; “First Mortgage Bonds, Series F due 1985” issued in the aggregate principal amount of $18,000,000; “First Mortgage Bonds, Series G due 1987” issued is the aggregate principal amount of $12,000,000; “First Mortgage Bonds, Series H due 1990” issued in the aggregate principal amount of $30,000,000; “First Mortgage Bonds, Series I due 1997” issued in the aggregate principal amount of $25,000,000; “First Mortgage Bonds, Series J due 1998” issued in the aggregate principal amount of $35,000,000; “First Mortgage Bonds; Series K due 2000” issued in the aggregate principal amount of $40,000,000; “First Mortgage Boards, Series L due 2001” issued in the aggregate principal amount of $45,000,000; “First Mortgage Bonds, Series M due 2004” issued in the aggregate principal amount of $75,000,000; “First Mortgage Bonds, Series N due 1979” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series O due 1982” issued in the aggregate principal amount of $40,000,000; “First Mortgage Bonds, Series P due 2006” issued in the aggregate principal amount of $45,000,000; “First Mortgage Bonds, Series Q due 2007” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series R due 2008” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series S due 2010” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series T due 2010” issued in the aggregate principal amount of $75,000,000; “First Mortgage Bonds, Series U-1 due 1984, and U-2 due 1994” issued in the aggregate principal amount of $6,567,000 for Series U-1 and $13,268,000 for Series U-2, “First Mortgage Bonds, Series V due 2011” issued in the aggregate amount of $50,000,000, “First Mortgage Bonds, Series W due 1988” issued in the aggregate principal amount of $40,000,000; “First Mortgage Bonds, Series X due 1987” issued in the aggregate principal amount of $20,000,000; “First Mortgage Bonds, Series Y due 1987” issued in the aggregate principal amount of $15,000,000; “First Mortgage Bonds, Series Z, due 2013” issued in the aggregate principal amount of $65,000,000; “First Mortgage Bonds, Series AA, due 2018” issued in the aggregate principal amount of $150,000,000; “First Mortgage Bonds, Series BB, due 2018” issued in the aggregate principal amount of $150,000,000; “First Mortgage Bonds, Series CC, due 2008” issued in the aggregate principal amount of $53,000,000; “First Mortgage Bonds Series DD, due 2008” issued in the aggregate principal amount of $27,000,000; “First Mortgage Bonds, Series EE, due 2015” issued in the aggregate principal amount of $100,000,000; “First Mortgage Bonds, Series FF, due 2007” issued in the aggregate principal amount of $35,000,000; “First Mortgage Bonds, Series GG, due 2021” issued in the aggregate principal amount of’ $44,250,000; “First Mortgage Bonds, Series HH, due 2021” issued in the aggregate principal amount of $381,350,000; “First Mortgage Bonds, Series II due 2023” issued in the aggregate principal amount of $25,000,000; “First Mortgage Bonds, Series JJ, due 2015” issued in aggregate principal amount of $100,000,000; “First Mortgage Bonds, Series KK, due 2015” issued in the aggregate principal amount of $14,400,000; “First Mortgage Bonds, Series LL, due 2022” issued in the aggregate principal amount of $60,000,000, “First Mortgage Bonds, Series MM due 2002” issued in the aggregate principal amount of $80,000,000; “First Mortgage Bonds, Series NN”, issued in the aggregate principal amount of $118,615,000; “First Mortgage Bands, Series OO”, issued in the aggregate principal amount of $250,000,000; “First Mortgage Bonds, Series PP, due 2018” issued in the aggregate principal amount of $70,795,000; “First Mortgage Bonds, Series QQ, due 2018” issued in the aggregate principal amount of $14,915,000; “First Mortgage Bonds, Series RR, due 2021” issued in the aggregate principal amount of $60,000,000, and “First Mortgage Bonds, Series SS, due 2018” issued in the aggregate principal amount of $92,945,000, “First Mortgage Bonds, Series TT due 2020” issued in the aggregate principal amount of $57,650,000, “First Mortgage Bonds, Series UU due 2020” issued in the aggregate principal amount of $16,700,000, “First Mortgage Bonds, Series VV due 2034” issued in the aggregate principal amount of $43,615,000, “First Mortgage Bonds, Series WW due 2034” issued in the aggregate principal amount of $40,000,000, “First Mortgage Bonds, Series XX due 2034” issued in the aggregate principal amount of $35,000,000, “First Mortgage Bonds, Series YY due 2034” issued in the aggregate principal amount of $24,000,000, “First Mortgage Bonds, Series ZZ due 2034” issued in the aggregate principal amount of $33,650,000 and “First Mortgage Bonds, Series AAA due 2039” issued in the aggregate principal amount of $75,000,000, respectively, all of which First Mortgage Bonds are presently issued and outstanding, except the 2 3/4% Series due 1981, the Series C due 1978, the Series D due 1982, the Series E due 1984, the Series F due 1985, the Series G due 1987, the Series H due 1990, the Series I due 1997, the Series J due 1998, the Series K due 2000, the Series L due 2001, the Series M due 2004, the Series N due 1979, the Series 0 due 1982, the Series P due 2006, the Series Q due 2007, the Series R due 2008, the Series S due 2010, the Series T due 2010, the Series U-1 due 1984, the Series U-2 due 1994, the Series V due 2011, the Series W due 1988, the Series X due 1987, the Series Y due 1987, the Series Z due 2013, the Series AA due 2018, the Series BB due 2018, the Series CC due 2008, the Series DD due 2008, the Series EE due 2015, the Series FF due 2007, the Series GG due 2021, the Series HH due 2021, the Series II due 2023, the Series JJ due 2015, the Series LL due 2022, the Series MM due 2022, the Series NN, the Series QQ due 2018 the Series TT due 2020, and the Series UU due 2020, which have heretofore been retired or redeemed; and

WHEREAS, certain of the provisions of the Original Indenture have been amended by the aforesaid Second and Tenth Supplemental Indentures, a Ninth Supplemental Indenture dated as of August 1, 1968, a Sixteenth

Supplemental Indenture dated August 28, 1975, and a Thirtieth Supplemental Indenture dated September 23, 1983; and

WHEREAS, the Original Indenture and each of said Supplemental Indentures have been recorded in the Official Records of the Recorders of the Counties of San Diego, Orange, Riverside, and Imperial in the State of California and the Counties, Yuma and Maricopa in the State of Arizona, as follows:

Document	Official Records	Counties of
		San Diego	Orange	Riverside	Imperial
Original Indenture	Book	1087	1062	1765	1369
	Page	1	300	364	232
	Date	Oct. 10, 1940	Oct. 10, 1940	July 13, 1955	Nov. 22, 1974

First Supplemental Indenture	Book	2321	1506	1765	1369
	Page	48	472	499	332
	Date	Jan. 2, 1947	Jan. 9, 1947	July 13, 1955	Nov. 22, 1974

Second Supplemental Indenture	Book	2537	1616	1765	1369
	Page	363	190	448	343
	Date	Mar. 16, 1948	Mar. 15, 1948	July 13, 1955	Nov. 22, 1974

Third Supplemental Indenture	Book	4424	2311	1765	1369
	Page	535	116	475	370
	Date	Apr. 3, 1952	Apr. 3, 1952	July 13, 1955	Nov. 22, 1974

Fourth Supplemental Indenture	Book	5193	2701	1765	1369
	Page	217	153	336	409
	Date	Apr. 2, 1954	Apr. 2, 1954	July 13, 1955	Nov. 22, 1974

Fifth Supplemental Indenture	Book	5893	3304	1829	2369
	Page	291	205	3	456
	Date	Dec. 5, 1955	Dec. 5, 1955	Dec. 5, 1955	Nov. 22, 1974

Sixth Supplemental Indenture	Book	6829	4099	2175	1369
	Page	390	109	538	492
	Date	Nov. 12, 1957	Nov. 12, 1957	Nov. 12, 1957	Nov. 22, 1974

Seventh Supplemental Indenture	Book	1960 Series 1	5455	2780	1369
	Page	File No. 202061	385	3	541
	Date	Oct. 10, 1960	Oct. 10, 1960	Oct. 10, 1960	Nov. 22, 1974

Eighth Supplemental Indenture	Book	1967 Series 8	8197	Endorsement	1369
	Page	File No. 33860	129	No. 20925	618
	Date	Mar. 13, 1967	Mar. 13, 1967	Mar. 13, 1967	Nov. 22, 1974

Ninth Supplemental Indenture	Book	1968 Series 9	8691		1369
	Page		69		694
	Doc. No.	138926	9816	78781
	Date	Aug. 14, 1968	Aug. 14, 1968	Aug. 14, 1968	Nov. 22, 1974

Tenth Supplemental Indenture	Book	1968 Series 9	8810	Endorsement	1369
	Page		375	No. 119982	706
	Doc. No.	215131
	Date	Dec. 9, 1968	Dec. 9, 1968	Dec. 9,1968	Nov. 22, 1974

Eleventh Supplemental Indenture	Book	1970	9217	Endorsement	1369
	Page		516	No. 14780	725
	Doc. No.	27782
	Date	Feb. 16, 1970	Feb. 16, 1970	Feb. 16, 1970	Nov. 22, 1974

Twelfth Supplemental Indenture	Book	File/Page	9810	Endorsement	1369
	Page	No. 212688	539	No. 106508	744
	Date	Sept. 20, 1971	Sept. 20, 1971	Sept. 20, 1971	Nov. 22, 1974

Thirteenth Supplements Indenture	Book	File/Page	11055	Endorsement	1369
	Page	No. 74-006878	1	No. 3853	763
	Date	Jan. 10, 1974	Jan. 10, 1974	Jan. 10, 1974	Nov. 22, 1974

Fourteenth Supplemental Indenture	Book	File/Page	11303	Endorsement	1369
	Page	No. 74-322156	458	No. 157219	1689
	Date	Dec. 11, 1974	Dec. 11, 1974	Dec. 11, 1974	Dec. 11, 1974

Fifteenth Supplemental Indenture	Book	File/Page	11395	Instrument	1374
	Page	No. 755-108612	1879	No. 52617	809
	Date	May 7, 1975	May 7, 1975	May 7, 1975	May 7, 1975

Sixteenth Supplemental Indenture	Book	File/ Page	11500	Instrument	1378
	Page	No. 75-235624	1620	No. 107732	952
	Date	Sept. 2, 1975	Sept. 2, 1975	Sept. 3, 1975	Sept. 2, 1975

Seventeenth Supplemental Indenture	Book	File/Page	11815	Instrument	1389
	Page	No. 76-224493	640	No. 103484	687
	Date	July 16, 1976	July 16, 1976	July 16, 1976	July 16, 1976

Eighteenth Supplemental Indenture	Book	File/Page	12110	Instrument	1398
	Page	No. 77-100483	58	No. 45619	1675
	Date	Mar. 18, 1977	Mar. 18, 1977	Mar. 18, 1977	Mar. 18, 1977

Nineteenth Supplemental Indenture	Book	File/ Page	12672	Instrument	1415
	Page	No. 78-194210	1803-1822	No. 94450	1638
	Date	May 12, 1978	May 12, 1978	May 12, 1978	May 12, 1978

Twentieth Supplemental Indenture	Book	File/Page	13530	Instrument	1448
	Page	No. 80-082569	722	No. 47195	1221
	Date	Mar. 11, 1980	Mar. 11, 1980	Mar. 11, 1980	Mar. 11, 1980

Twenty-First Supplemental Indenture	Book	File/Page	13687	Instrument	1455
	Page	No. 80-245100	349	No. 139349	1660
	Date	Aug. 1, 1980	Aug. 1, 1980	Aug. 1, 1980	Aug. 1, 1980

Twenty-Second Supplemental Indenture	Book	File/Page	Instrument	Instrument	1472
	Page	No. 81-22576	No. 24605	No. 135815	508
	Date	July 17, 1981	July 17, 1981	July 17, 1981	July 17, 1981

Twenty-Third Supplemental Indenture	Book	File/Page	Instrument	Instrument	1479
	Page	No. 82-02387	No. 82-031423	No. 16093	1714
	Date	Jan. 27, 1982	Jan. 27, 1982	Jan. 27, 1982	Jan. 27, 1982

Twenty-Fourth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1489
	Page	No. 82-257258	No. 82-291894	No. 82/143370212
	Date	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982

Twenty-Fifth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1489
	Page	No. 82-257259	No. 82-291895	No. 82-143371	236
	Date	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982

Twenty-Sixth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1489
	Page	No. 82-257260	No. 82-291896	No. 82/143372260
	Date	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982	Aug. 19, 1982

Twenty-Seventh Supplemental Indenture	Book	File/Page	File/Page	File/Page	1503
	Page	No. 83-200545	No. 83-253901	No. 118670	743
	Date	June 15, 1983	June 15, 1983	June 15, 1983	June 15, 1983

Twenty-Eighth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1505
	Page	No. 83-252396	No. 83-316224	No. 147671	583
	Date	July 22, 1983	July 22, 1983	July 22, 1983	July 22, 1983

Twenty-Ninth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1508
	Page	83-339007	83-417956	194083	1425
	Date	Sept. 22, 1983	Sept. 22, 1983	Sept. 22, 1983	Sept. 22, 1983

		Counties of
		Yuma	Maricopa
Thirtieth Supplemental Indenture Consisting of Original and Twenty-Nine Supplemental Indentures thereto
	Book	Docket 1352	File No.
	Page	272-1002	83-399354
	Book	Docket 1353
	Page	1-264
	Date	Sept. 28, 1983	Oct. 3, 1983

	Official Records	Counties of
Document		San Diego	Orange	Riverside	Imperial	Yuma	Maricopa
Thirty-First Supplemental Indenture	Book	File/Page	File/Page	File/Page	1520	Docket 1382	File No.
	Page	84-161897	84-180870	92011	1552	743-761	84-186813
	Date	5/2/84	5/2/84	5/2/84	4/30/84	4/30/84	5/2/84

Thirty-Second Supplemental Indenture	Book	File/Page	File/Page	File/Page	1533	Docket 1413	File No.
	Page	84-466428	84-517843	267452	753	216-235	84-537706
	Date	12/14/84	12/14/84	12/14/84	12/14/84	12/14/84	12/14/84

Thirty-Third Supplemental Indenture	Book	File/Page	File/Page	File/Page	1546	Docket 1450	File No.
	Page	85-323210	85-333505	198810	708	816	85-418309
	Date	9/4/85	9/4/85	9/4/85	9/4/85	9/4/85	9/4/85

Thirty-Fourth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1550	Docket 1463	File No.
	Page	85-42465	85-481794	270136	1573	215	85-568874
	Date	12/2/85	12/2/85	12/2/85	12/3/85	12/3/85	12/2/85

Thirty-Fifth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1562	Docket 1491	File No.
	Page	86-279922	86-290957	158161	549	639-657	86-347412
	Date	7/8/86	7/8/86	7/8/86	7/8/86	7/8/86	7/8/86

Thirty-Sixth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1571	Docket 1512	File/Page
	Page	86-576027	86-606666	314771	240	5-24	86-680502
	Date	12/10/86	12/10/86	12/10/86	12/10/86	12/10/86	12/10/86

Thirty-Seventh Supplemental Indenture	Book	File/Page	File/Page	File/Page	1588	Docket 1555	File/Page
	Page	87-532270	87-530266	273181	844	844	87-585903
	Date	9/21/87	9/21/87	9/21/87	9/21/87	9/21/87	9/21/87

Thirty-Eighth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1646	Docket 1686	File/Page
	Page	90-217585	90-212277	146794	1280	92-120	88-176460
	Date	4/23/90	4/23/90	4/23/90	4/23/90	4/23/90	4/23/90

Thirty-Ninth Supplemental Indenture	Book	File/Page	File/Page	File/Page	1687	Docket 1771	File/Page
	Page	91-632073	91-674397	425578	743	711-728	91-0574751
	Date	12/09/91	12/09/91	12/09/91	12/09/91	12/09/91	12/09/91

Fortieth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1790	File/Page
	Page	92-185636	92-202372	115201	92-06577	954-970	92-0169646
	Date	4/1/92	4/1/92	4/1/92	4/1/92	4/1/92	4/1/92

Forty-First Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1804	File/Page
	Page	92-0363471	92-393790	214904	92-011833	73-88	92-0317072
	Date	6/11/92	6/11/92	6/11/92	6/11/92	6/11/92	6/11/92

Forty-Second Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1824	File/Page
	Page	92-0650893	92-692066	384167	92-21988	670-689	92-0575062
	Date	10/13/92	10/13/92	10/13/92	10/13/92	10/13/92	10/13/92

Forty-Third Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1834	File/Page
	Page	92-0788665	92-845626	471625	92-27082	187-206	92-0700568
	Date	12/9/92	12/10/92	12/10/92	12/9/92	12/9/92	12/9/92

Forty-Fourth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1859	File/Page
	Page	93-0257065	93-0277892	153382	93-009487	Fee 09300	93-0246725
	Date	4/27/93	4/27/93	4/27/93	4/27/93	4/27/93	4/26/93

Forty-Fifth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket	File/Page
	Page	93-0395609	93-0420127	239922	93-14224	Fee 14413	93-0403060
	Date	6/23/93	6/23/93	6/23/93	6/23/93	6/23/93	6/23/93

Forty-Sixth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket	File/Page
	Page	93-0474705	93-0496100	288868	93-17399	Fee 17163	93-0487598
	Date	7/26/93	7/26/93	7/27/93	7/27/93	7/27/93	7/27/93

Forty-Seventh Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket	File/Page
	Page	95-0230457	95-0232951	175604	95-11739	246-264	95-0313576
	Date	6/01/95	6/01/95	6/01/95	6/01/95	6/01/95	6/01/95

Forty-Eighth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket	File/Page
	Page	95-0230458	95-0232952	175605	95-11740	265-284	95-0343577
	Date	6/01/95	6/01/95	6/01/95	6/01/95	6/01/95	6/01/95

Forty-Ninth Supplemental Indenture	Book	File/Page	File/Page	File/Page	Book/Page	Docket	File/Page
	Page	05-0038447	04-683110	04-0766976	04-021901	04-29663	04-941699
	Date	1/14/05	7/28/04	9/28/04	7/15/04	8/16/04	8/13/04

WHEREAS, the Board of Directors of the Company has duly authorized the creation of an additional series of bonds to be designated “First Mortgage Bonds, Series BBB, due 2035,” as hereinafter set forth in this Fiftieth Supplemental Indenture; and

WHEREAS, the execution and delivery of this Fiftieth Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Company; and

WHEREAS, all the conditions and requirements necessary to make this Fiftieth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Original Indenture, as from time to time amended and supplemented (the “Indenture”) and to secure the performance and observance of each and every of the covenants and agreements of the Indenture, as from time to time amended and supplemented, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Fiftieth Supplemental Indenture and has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated, granted a security interest in, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage pledge, hypothecate, grant a security interest in, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, with power of sale, all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except such property as is expressly excepted or excluded from the lien and security interest of the Indenture, and property of a successor corporation or corporations excluded from the lien and security interest thereof by the provisions of Section 3 of Article XIV thereof) subject to the rights reserved by the Company in and by other provisions of the Indenture, including in the property subject and to be subject to the lien and security interest thereof and hereof (without in any manner limiting or impairing by the enumeration of the same scope and intent of the foregoing or of any general description contained in the Original Indenture or in this or any other supplemental indenture) all lands, rights-of-way, other land rights, flowage and other water rights, power houses, dams, reservoirs, docks, roads, and buildings, structures and other land improvements; steam, and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all auxiliary equipment; stations and substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating plants and systems, including mains and equipment, gas plants, transmission and distribution systems, including pipe lines, structures, tanks, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; communication systems, office, shop and other buildings and structures, and equipment; apparatus and equipment and materials and supplies of all other kinds and descriptions; and all municipal and other franchises, leaseholds, licenses, permits, and privileges;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, proceeds, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof (except such property as is expressly excepted or excluded from the lien and security interest of the Indenture, and property of a successor corporation or corporations excluded from the lien and security thereof by the provisions of Section 3 of Article XIV thereof), subject to the rights reserved by the Company in and by other provisions of the Indenture;

It is hereby agreed by the Company that, except as aforesaid, all the property, rights, and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien and security interest hereof as if such property were now owned by the Company and were specifically described herein and conveyed and a security interest therein granted hereby;

SAVING AND EXCEPTING, HOWEVER, anything to the contrary notwithstanding contained herein or in the granting clauses of the Original Indenture and said Supplemental Indentures (a) such property described or referred to in any of such granting clauses as has been from time to time, released or sold free from the lien and security interest of the Original Indenture (or the Original Indenture, as supplemented) in accordance and compliance with the provisions thereof (or of the Original Indenture, as supplemented, as the case may be), and (b) all of the following property (whether now owned by the Company or hereafter acquired by it): (1) all gas, electric energy and steam produced, purchased or otherwise acquired; (2) all contracts, choses in action, shares of stock, bonds, notes, evidences of indebtedness, and other securities, other than any of the foregoing which maybe required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture or are required by some express provision thereof to be deposited with the Trustee; (3) merchandise and appliances at any time acquired for the purpose of sale or lease to customers and others and contracts for the sale of merchandise and appliances; (4) motor vehicles; (5) timber on land owned by the Company; (6) minerals or mineral rights in lands owned by the Company; (7) oil, coal or gas, or oil, coal or gas rights in land owned by the Company or gas wells or oil wells or equipment therefore or coal mines or equipment therefore; (8) fuel and other personal property which are consumable in their use in the operation of the properties of the Company; (9) bills and accounts receivable; (10) cash on hand and in banks other than such cash as may be deposited from time to time with the Trustee in accordance with the provisions of the Indenture or as is required by some express provision thereof to be deposited with the Trustee; and (11) the last day of the term of each leasehold estate now or hereafter enjoyed by the Company. The Company may, however, expressly subject to the lien and security interest and operation of the Original Indenture and all indentures supplemental thereto all or any part of the property of the character described in clause (b) of this paragraph;

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged, or conveyed and in which a security interest has been granted by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to Permitted Liens as defined in the Indenture;

IN TRUST NEVERTHELESS, for the equal pro rata benefit and security as provided in the Original Indenture and all indentures supplemental thereto of all and every of the bonds issued and to be issued in accordance with the provisions of the Original Indenture and all indentures supplemental thereto, without preference priority or distinction as to lien or security interest of any over the others by reason of priority in time of the issue, negotiation or maturity thereof, subject, however, to the provisions of the Original Indenture and all indentures supplemental thereto relating to any sinking fund or similar fund for the benefit of the bonds of any particular series;

The Company does further covenant and agree with the Trustee as follows:

ARTICLE I

SERIES BBB BONDS

Section 1: There is hereby created, for issuance under the Original Indenture as supplemented by the said Supplemental Indentures (including this Fiftieth Supplemental Indenture), a series of bonds designated Series BBB, due 2035, each of which shall bear the descriptive title “First Mortgage Bonds, Series BBB, due 2035” (herein sometimes referred to as “Series BBB Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified. The Series BBB Bonds shall mature on May 15, 2035 and shall be issued in denominations of $1,000 and integral multiples thereof as the Company may from time to time execute and deliver. The Series BBB Bonds shall bear interest at the rate and from the date, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of Series BBB Bond set forth on Exhibit A hereto (the “Form of Bond”) and by the applicable provisions of the Indenture. In addition, May 19, 2005 shall be an Interest Payment Date for the Series BBB Bonds for purposes of Section 9 of Article II of the Indenture, provided that no interest shall be payable on such date. Both the principal and interest on the Series BBB Bonds shall be payable at the corporate trust office of the Trustee in the City and County of San Francisco, State of California. The Series BBB Bonds shall be dated as in Section 9 of Article II of the Indenture provided with respect to registered bonds without coupons.

The Series BBB Bonds shall further be redeemable, exchangeable, transferable and otherwise have the terms set forth in the Form of Bond.

The Series BBB Bonds shall otherwise be of such terms, provisions, tenor and form as provided in this Fiftieth Supplemental Indenture.

Section 2: The Series BBB Bonds shall be executed, authenticated and delivered in accordance with the provisions and shall be entitled to the protection and security, of the Original Indenture supplemented by this Fiftieth Supplemental Indenture and the other supplemental indentures, and shall be subject to all of the terms, conditions and covenants and limitations thereof. The aggregate principal amount of the Series BBB Bonds, which may be executed by the Company and authenticated and delivered by the Trustee and secured by the Indenture as from time to time in effect, is limited only to the extent provided in Section 1 of Article II of the Original Indenture.

Section 3: The Series BBB Bonds shall be issued only as fully registered bonds without coupons. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all Series BBB Bonds shall be substantially in the form set forth on the Form of Bond. In addition, the Series BBB Bonds may be issuable in whole or in part in the form of one or more securities that evidences all or part of the bonds of such series which is issued to a depository or a nominee thereof for such series (a “Global Security”) and, in such case, the Board of Directors of the Company shall appoint a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), designated to act as depositary (a “depositary”) for such Global Securities. The definitive Series BBB Bonds shall be numbered in such manner as the Company shall at any time or from time to time determine.

Section 4: In the event the Series BBB Bonds are issued as a Global Security the following provisions, in addition to the provisions of the Indenture, shall apply:

(1) Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Supplemental Indenture.

(2) Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary has not been appointed by the Company within 90 days of receipt by the Company of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after it became aware of such cessation, (C) the Company, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that such Global Security, together with all other Global Securities of the same series, shall be exchangeable as described below, or (D) a “completed default” (as defined in the Indenture) has occurred and is continuing with respect to the Series BBB Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in the relevant Global Securities will be entitled to exchange those interests for definitive bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Company will deliver to the Trustee definitive bonds in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in an aggregate principal amount equal to the principal amount of such Global Securities, such bonds to be duly executed by the Company. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Company with respect thereto (which the Company agrees to deliver), and in accordance with any instructions given to the Trustee and the depositary (which instructions shall be in writing but need not be contained in or accompanied by an officers’ certificate or be accompanied by an opinion of counsel), as shall be specified in the order from the Company with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive bonds of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for the date the interest is due (the “Interest Payment Date”) for such bond and before the opening of business at that place of payment on the next Interest Payment Date, or (ii) any special record date for the payment of interest for such bond and before the opening of business at such place of payment on the related proposed date for the payment of the interest which was not punctually paid or duly provided for on any Interest Payment Date, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(3) Subject to Clause (2) above, any exchange or transfer of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct.

(4) Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

(5) Unless otherwise specified as contemplated by Section 1 of Article I of this Supplemental Indenture for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 5: The Series BBB Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 6: In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series BBB Bonds may be exchanged without a service charge for a like aggregate principal amount of such Series BBB Bonds of other authorized denomination or denominations; provided that the Company may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 7: The Company shall maintain in the City and County of San Francisco, State of California, and in such other place or places as the Company may designate at any time or from time to time, an office or agency where Series BBB Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the corporate trust office of the Trustee unless and until the Company shall designate another office or agency by notice in writing delivered to the Trustee. Notwithstanding the foregoing, if and when definitive bonds are issued, the Company shall maintain in the Borough of Manhattan, City and County of New York, State of New York, an office or agency where Series BBB Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 8: No transfer or exchange of any Series BBB Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 1: This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof and, as supplemented by this Fiftieth Supplemental Indenture, the Original Indenture as heretofore supplemented and amended is hereby confirmed.

Section 2: All terms used in this Fiftieth Supplemental Indenture shall be taken to have meaning as in the Original Indenture, as heretofore supplemented and amended, except terms which may be otherwise expressly defined herein and in cases where the context clearly indicates otherwise.

Section 3: In order to facilitate the filing of this Fiftieth Supplemental Indenture the same may be executed in several counterparts each of which, when so executed, shall be deemed to be an original, but such counterparts shall constitute but one and the same instrument.

Section 4: All of the covenants, stipulations, promises and agreements in this Fiftieth Supplemental Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 5: To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided, however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 6: The Original Indenture, insofar as it applies to the Series BBB Bonds, this Supplemental Indenture and the Series BBB Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

{Signature Page Follows}

IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this Fiftieth Supplemental Indenture to be signed in its name and behalf by its duty authorized officer and its corporate seal to be hereunto affixed duly attested by its Secretary or one of its Assistant Secretaries, and U.S. BANK NATIONAL ASSOCIATION, to evidence its acceptance of the trusts hereby created, has caused this Fiftieth Supplemental Indenture to be signed in its name and behalf by its duly authorized officer as of the day and year first above written.

SAN DIEGO GAS & ELECTRIC COMPANY

By:	/s/ TERRY M. FLESKES
Name:	Terry M. Fleskes
Title:	Vice President and Treasurer

Attest:

By:	/s/ THOMAS C. SANGER
Name:	Thomas C. Sanger
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ FONDA HALL
Name:	Fonda Hall
Title:	Vice President

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SAN DIEGO	)

On May 17, 2005, before me, Loida C. Morrison, a Notary Public, in and for said County and State, personally appeared Terry M. Fleskes, a Vice President and the Treasurer, and Thomas C. Sanger, the Secretary, of SAN DIEGO GAS & ELECTRIC COMPANY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which they acted, executed the instrument.

WITNESS my hand and official seal.	/s/ LOIDA C. MORRISON
[Notary Seal]

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On May 18, 2005, before me, Laura Corral, a Notary Public, in and for said County and State, personally appeared Fonda Hall of U.S. BANK NATIONAL ASSOCIATION, personally known to me (or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacities, and that by his/her signature on the instrument the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.	/s/ LAURA CORRAL
[Notary Seal]

EXHIBIT A

FORM OF BOND

(Attached)

Exhibit 4.2

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

SAN DIEGO GAS & ELECTRIC COMPANY

(INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA)

5.35% FIRST MORTGAGE BOND,

SERIES BBB, DUE 2035

No.	$

SAN DIEGO GAS & ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the “Company”, which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                                                                    [If this bond is issued as a global security, insert “CEDE & CO.” in the foregoing space] or registered assigns, the principal sum of                                          in lawful money of the United States of America, on the fifteenth day of May, 2035, and to pay interest thereon from the date of this bond, at the rate of 5.35% per annum in like lawful money, payable semi-annually, on the fifteenth day of May and November in each year, to the holder of record of this bond on the immediately preceding first day of May and November, respectively, commencing November 15, 2005, until the Corporation’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of U.S. Bank National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California [if this bond is a definitive bond, insert: “, or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose”]. Notwithstanding the foregoing, so long as the holder of this bond is a depositary, or its nominee, payment of the principal of (and premium, if any) and interest on this bond will be made by wire transfer of immediately available funds.

The provisions of this bond are continued following the signature blocks below and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose unless and until U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture, as amended, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this instrument to be executed in its name by the signature or facsimile signature of its President or any Vice President and its corporate seal, or a facsimile thereof to be hereto affixed and attested by the signature or facsimile signature of its Secretary or any Assistant Secretary.

Dated:	SAN DIEGO GAS & ELECTRIC COMPANY

By:
President or Vice President

(CORPORATE SEAL)

Attest:

Secretary or Assistant Secretary

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof (the “Series BBB Bonds”), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, and indentures supplemental thereto, including the Fiftieth Supplemental Indenture dated as of May 19, 2005 (which Mortgage and Deed of Trust, as so supplemented, is herein called the “Indenture”) executed by the Company to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture reference is hereby made for a description of the property mortgaged, pledged, hypothecated and in which a security interest was granted, the nature and extent of the security, the rights of the holders of the Series BBB Bonds as to such security, and the terms and conditions upon which the Series BBB Bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company or of the holders of the Series BBB Bonds, or the terms and provisions of the Indenture or of any indentures supplemental thereto, may be modified or altered by the affirmative vote of the holders of the percentage of principal amount of bonds required by the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall permit the reduction of the principal or the extension of the maturity of the principal of this bond, or the reduction of the rate of interest hereon, or any other modification of the terms of payment of such principal or interest.

The Company, the Trustee, any paying agent, any registrar, and any depositary may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

All or a portion of the Series BBB Bonds may be redeemed at the Company’s option at any time or from time to time.

The price at which the Series BBB Bonds will be redeemed (the “Redemption Price”) on the date fixed for such redemption (the “Redemption Date”) will be equal to the greater of the following amounts: (a) 100% of the principal amount of the Series BBB Bonds being redeemed on the Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series BBB Bonds being redeemed on that Redemption Date (not including any portion of any payments of accrued and unpaid interest to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by a Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Series BBB Bonds that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders of such Series BBB Bonds as of the close of business on the relevant record date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

As more fully provided in and subject to the provisions of the Indenture, the Series BBB Bonds are also subject to redemption on any date, under certain circumstances specified in Section 13 of Article XI of the Indenture in case of the disposition of certain properties of the Company, at 100% of the principal amount thereof, together with accrued interest thereon.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Series BBB Bonds to be redeemed. Once notice of redemption is mailed, the Series BBB Bonds called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. Redemption will not be conditional upon receipt by the Trustee of monies sufficient to pay the Redemption Price.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Series BBB Bonds or portions thereof called for redemption. The Company will pay the Redemption Price and any accrued interest once the Series BBB Bonds are surrendered for redemption. If only a portion of the Series BBB Bonds are redeemed, the Trustee will deliver new Series BBB Bonds for the remaining portion without charge.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Series BBB Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series BBB Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, or (B) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means (A) either Goldman, Sachs & Co. or UBS Securities LLC (or their affiliates which are Primary Treasury Dealers) and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; or (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

In the event that the Company elects to redeem only a portion of the Series BBB Bonds, the bonds to be redeemed shall be selected in accordance with the procedures of The Depository Trust Company, in the case of bonds represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of bonds that are not represented by a global security.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duty authorized attorney, at the corporate trust office of the Trustee in the City and County of San Francisco, State of California, upon surrender and cancellation of this bond and thereupon a new registered bond of the same series and principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of any tax or taxes or other governmental charges required to be paid by the Company by reason of such transfer.

The registered owner of any Series BBB Bond, at the option of such holder, may surrender the same, accompanied by a written instrument of transfer in form approved by the Company duly executed by the registered owner, at the corporate trust office of the Trustee in the City and County of San Francisco, State of California, for cancellation in exchange for another or other registered bonds of the said series of higher or lower authorized denominations of an aggregate principal amount equal to the aggregate principal amount of the bond or bonds so surrendered and bearing interest as provided in Section 9 of Article II of the Indenture, and upon payment of any tax or taxes or other governmental charges required to be paid by the Company by reason of such exchange and subject to the terms and conditions specified in the Indenture, thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other bonds to such registered owner at its office or at such agency of the Company, at the option of such registered owner.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this bond, or any part thereof, or of any claim based herein or in respect hereof or of said Indenture, against any incorporator, or any past, or future stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether, by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as more fully provided in the Indenture.

*******************

This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By
Authorized Officer